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                                                                    Exhibit 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement (this "Agreement") dated as of ___________ ___, ____ (the "Effective Date"), is by and between NewsEdge Corporation (the "Company"), a Delaware corporation having its principal executive offices at 80 Blanchard Road, and ____________ (the "Executive"), an individual residing at ______________________________.

     The Company and the Executive agree as follows:

     1.  EMPLOYMENT OF EXECUTIVE.

     (A) EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Executive, and the Executive agrees to serve, as the Company's _________________, reporting to the Company's ________________
(the Executive's "Supervisor") and having such powers and duties consistent with his position as may reasonably be assigned to him from time to time. The Executive's employment hereunder will commence on the Effective Date and will continue unless terminated as herein provided.

     (B) COMMITMENT. The Executive represents that he is not currently party to or bound by any commitments that might interfere with or impair his performance of such duties and responsibilities or that are inconsistent with his obligations hereunder. The Executive will devote such time and attention to his duties and responsibilities hereunder as reasonably are required, and will not undertake any commitments that would interfere with or impair his performance of such duties and responsibilities.

     2. COMPENSATION. During the term of the Executive's employment with the Company hereunder, the Company will compensate the Executive as follows.

     (A) SALARY. The Company will pay to the Executive a salary, payable monthly, at the rate of $_______ per annum or such higher rate as the Chief Executive Officer may set from time to time, in its discretion.

     (B) PERFORMANCE BONUSES. The Executive will be eligible to receive quarterly cash bonuses at an annualized rate of up to __% of his salary, based on the achievement of reasonable individual and Company performance targets to be agreed on by the Executive and the Executive's Supervisor from time to time. If the Executive and the Executive's Supervisor are unable to agree as to individual and Company performance targets, such disputes shall be determined promptly, reasonably and in good faith by the Chief Executive Officer. It is agreed and understood that, for the Executive's employment during this contract year with the Company, the annualized bonus payable upon achievement of such targets shall be $______.

     (C) BENEFITS. The Company will promptly reimburse all out-of-pocket expenses reasonably incurred by the Executive in the course of performing his
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employment duties and responsibilities hereunder, subject to receipt of appropriate documentation. The Company will also provide consistent with his position, Company-paid health and life insurance, and with such other fringe benefits as it from time to time may make generally available to its other senior executives at the Executive's level.

     3.  TERMINATION.

     (A) EVENTS CAUSING TERMINATION. The Executive's employment hereunder will terminate upon the occurrence of any of the following events:

         (1) The Executive's death, or a determination of his legal incapacity by a court of competent jurisdiction;

         (2) The termination of the Executive's employment hereunder by the Company, by written notice to the Executive, upon the Executive's inability due to illness or injury to perform the essential functions of his position with or without reasonable accommodation;

         (3) The termination of the Executive's employment hereunder by the Company, for Cause, by written notice to the Executive;

         (4) The termination of the Executive's employment hereunder by the Company, without Cause, by thirty (30) days prior written notice to the Executive;

         (5) The termination of the Executive's employment hereunder by the Executive, for Good Reason, by thirty (30) days prior written notice to the Company; or

         (6) The termination of the Executive's employment hereunder by the Executive, without Good Reason, by thirty (30) days prior written notice to the Company.

     (B) "CAUSE" AND "GOOD REASON" DEFINED.  For purposes of this Agreement:
"Cause" means: (a) the Executive's conviction of any crime (whether or not involving the Company) (other than unintentional motor vehicle felonies); (b) any act of theft, fraud or embezzlement by the Executive in connection with his work with the Company; or (c) the Executive's continuing, repeated and willful failure or refusal to perform, or continuing, repeated and gross negligence in the performance of, his material duties and services to the Company (other than due to his incapacity due to illness or injury), provided that such failure or refusal or gross negligence continues uncorrected for a period of 30 days after the Executive shall have received written notice from the Chief Executive setting forth with specificity the nature of such failure, refusal, or gross negligence; (d) the breach of this contract by the Executive; (e) or the willful violation of Federal and/or State Securities Laws; or (f) the commission of an act that causes unfair competition for the company.

     "Good Reason" means the occurrence of one or more of the following occurring without the specific written consent of the Executive: (i) an adverse change in the nature of scope or duties including; budget authority, change in the level of duties or reduction of duties) of the Executive; (ii) an adverse change in the reporting responsibilities (change in supervisor, change in level of supervisor, demotion, or status -- full time/part time, reduced pay

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of the Executive; (iii) any requirement that the Executive's principle place of work be relocated outside of the Commonwealth of Massachusetts or more than twenty-five (25) miles of its location as of the effective date of this Agreement; or (iv) the Company's breach of any term of this Agreement which is not fully remedied within seven (7) calendar days after receipt by the Company of a written notice from the Executive of such breach; or the diminution in salary, benefits, bonus or any other form of compensation.

     (C) ADJUSTMENTS UPON TERMINATION. Notwithstanding any other provision of this Agreement:

         (1) If the Executive's employment with the Company terminates pursuant
     Section 3(A)(4) (by the Company, without Cause) or Section 3(A)(5) (by the Executive, for Good Reason), then, for a six (6) month period immediately following the date of such termination, the Company will continue to pay the Executive a salary at a rate equal to that at which he was being paid at the time of termination, as well as a pro-rata portion of the bonus specified in Section 2(B), and (subject to Section 3(D) below), will likewise continue to provide the Executive with the benefits that he was receiving at the time of termination (or, if the Company is unable to do so because such benefits may only be provided to current employees, subject to the provisions of Section 3(D) it will provide the Executive with the cash value thereof). In addition to the payments and benefits specified above, the Company will pay the Executive on the date of termination a lump sum payment for all accrued unused vacation time. It is agreed and understood that the Company's duty to make the payments and provide the benefits described in this Section 3(C)(1) shall be conditioned upon the Executive's execution of a satisfactory general release in favor of the Company.

         (2) If the Executive's employment with the Company terminates other than pursuant to Section 3(A)(4) (by the Company, without Cause) or Section 3(A)(5) (by the Executive, with Good Reason), then the rights of the Executive to receive future compensation pursuant to Section 2 and Section 3 (add) hereof, and all other rights of the Executive hereunder, will cease as of the date of such termination except as may be required by law. As of the date of such termination, the Executive shall receive a lump sum payment for all accrued unpaid wages and accrued unused vacation time.

     (D) NO DUTY TO MITIGATE; TERMINATION OF BENEFITS. The Executive shall not be required to mitigate the amount of any compensation payable to him pursuant to Section 3(C)(1) hereof, whether by seeking other employment or otherwise. If, during the period during which he is receiving such compensation, the Executive obtains new fulltime employment providing him with benefits comparable to those he is entitled to receive from the Company hereunder, then, when the Executive begins receiving such benefits from his new employer, the Executive will no longer be entitled to receive such benefits from the Company but will continue to be entitled to receive payment of his salary (and other non-duplicative benefits) as provided for herein

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4. CHANGE OF CONTROL

       In the event of a Change of Control (as defined below), the following provisions will supercede Section 3 of this Agreement, which shall terminate and be of no further force or effect:

       (A) CHANGE OF CONTROL BONUS. Upon the consummation of a transaction resulting in a Change of Control, the Executive (if he is still employed by the Company immediately prior to such consummation) will be paid a bonus equal to twelve months' salary as in effect immediately prior to the announcement of the Change of Control, including for this purpose both the Executive's base compensation and the Executive's targeted bonus amount.

     (B) TERMINATION AFTER CHANGE OF CONTROL. After consummation of a transaction resulting in a Change of Control, the Executive's employment with the Company may be terminated by either party at any time, for any reason or no reason. In the event that the Executive's employment is terminated by the Company, the fringe benefits (other than stock-based fringe benefits) in which the Executive was participating at the time of his termination will be continued, to the extent that continuation of benefits is permitted under the Company's then-existing benefit plans, for a period of one year after such termination.

     (C) DEFINITION OF CHANGE OF CONTROL. For purposes of this Agreement, the term "Change of Control" shall mean (i) a sale by the Company of all or substantially all of its business or assets or (ii) a merger or consolidation of the Company with or into another entity whereby the stockholders of the Company immediately prior to the transaction hold less than a majority of the outstanding voting stock of the entity surviving such transaction, or (iii) the transfer, in a single transaction or group or related transactions, of a majority of the outstanding voting stock of the Company to a single purchaser or group of related purchasers.

     (D) MANAGEMENT BUY-OUT. Notwithstanding the foregoing, no bonus shall be payable pursuant to paragraph (A) above to the Employee if he is a participant in a "Management Buy-Out". For purposes hereof, a "Management Buy-Out" shall mean an Change of Control where the group controlling the entity which acquires the Company's assets or stock or which survives the merger with the Company includes individuals who are executive officers of the Company immediately prior to such Change of Control. Employee shall be deemed a participant in such Management Buy-Out if he is a member of such control group.

5.   MISCELLANEOUS

     (A) BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY BENEFICIARIES.

         (1) This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

         (2) Neither party will assign any rights or delegate any obligations hereunder without the consent of the other party (except that the Company may assign its rights and delegate its obligations hereunder to any

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     successor to its business, whether by merger or consolidation, sale of stock or of all or substantially all of its assets, or otherwise), and any attempt to do so will be void.

         (3) Nothing in this Agreement is intended to or will confer any rights or remedies on any person or entity other than the parties hereto, their respective heirs, successors, and permitted assigns.

     (B) NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed to the recipient party at its address set forth in the first paragraph hereof (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section).

    (C) COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

    (D) CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

    (E) CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

    (F) WAIVERS; AMENDMENTS. No waiver of any breach or default hereunder will be valid unless in writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No amendment or modification of this Agreement will be valid or binding unless in a writing signed by both the Executive and the Company.

    (G) ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the parties, and supersedes any prior understandings or agreements between them, with respect to the subject matter hereof; provided, that except as specifically set forth herein, except the NewsEdge Confidentiality Agreement executed on February, 1998 this Agreement does not affect any agreement between the parties relating to stock options granted by the Company (including its predecessors, successors and affiliates) to the Executive, which agreements will survive the execution and delivery of this Agreement.

    (H) GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without reference to principles of conflicts or choice of law.

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     IN WITNESS WHEREOF, each of the Company and the Executive has executed and delivered this Agreement as an agreement under seal as of the date first above written.

The EXECUTIVE:


___________________________________



The COMPANY:


___________________________________
Rory Cowan
Chairman of the Board


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                                   ADDENDUM I
                                   ----------

     The following table sets forth the terms and conditions of the Executive Employment Agreements between NewsEdge Corporation and the Executives.

NAME AND PRINCIPAL POSITION             Year         ANNUAL SALARY ($)        COMPENSATION BONUS
-----------------------------------     ----         -----------------        ------------------
---------------------------------------------------------------------------------------------------
Cliff Pollan(1)                         2001             $250,000                   $80,000
     President and
     Chief Executive Officer
---------------------------------------------------------------------------------------------------
Ronald Benanto                          2001             $210,000                   $80,000
     Vice President of Finance and
     Chief Financial Officer
---------------------------------------------------------------------------------------------------
Charles White                           2001             $185,000                   $70,000
     Vice President, e-Content
     Business
---------------------------------------------------------------------------------------------------
Thomas Karanian                         2001             $185,000                   $70,000
     Vice President, Development,
     Operations and Customer
     Service
---------------------------------------------------------------------------------------------------
Alton Zink                              2001             $150,000                   $52,000
     Vice President, Human
     Resources
---------------------------------------------------------------------------------------------------
David Scott                             2001             $161,000                   $60,000
     Vice President, Corporate
     Marketing
---------------------------------------------------------------------------------------------------
John Crozier                            2001             $185,000                   $90,000
     Vice President, North American
     Sales
---------------------------------------------------------------------------------------------------
Lee Phillips                            2001             $150,000                   $60,000
     Vice President,  Product
     Marketing
---------------------------------------------------------------------------------------------------

_____________________________

(1) Under Section 4(A) of the Executive Employment Agreement entitled Change of Control, Mr. Pollan is entitled to twelve (12) months' salary.

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